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                                                                    EXHIBIT 99.1

[sappi logo]

PRESS RELEASE

Boston, MA,  3 November 1999

SAPPI MUSKEGON OPERATIONS SUBSTANTIALLY RESTORED FOLLOWING FIRE

On Tuesday, November 2 at approximately 2:00 AM, a papermaking equipment malfunction caused a fire at the Sappi Muskegon mill involving one of two fine paper machines located there. No injuries were sustained.

The fire was contained to one building that houses the affected machine, paper machine #5. By late afternoon on Tuesday, full operations were restored in the pulp mill, on paper machine #4, and in the calendaring, sheeting, finishing and shipping areas.

Restoration efforts to get PM #5 up and running are on-going.

The company has announced a temporary moratorium on Sappi Muskegon products until an allocation system is in place. Stock orders previously entered and due to fill from the Company's distribution centers will ship as scheduled.

                                                                         ENDS

For further information:

Melanie Otero
Manager, Corporate Communications
Sappi Fine Paper North America
Tel +1 617 368 6318
Fax +1 305 891 1884
melanie.otero@sappi-na.com